Exhibit 99.1

               AlphaSmart Announces First Quarter 2004 Results

    LOS GATOS, Calif., April 14 /PRNewswire-FirstCall/ - AlphaSmart, Inc. (Nasdaq: ALSM) today announced its operating results for the first quarter ended March 31, 2004.

    Net revenue was $8.8 million, compared with $8.3 million for the first quarter of 2003. Net income under generally accepted accounting principles
(GAAP) was $63,000, or $0.00 per share on a fully diluted basis, which included the effect of $588,000 in interest and a premium paid on the redemption of mandatorily redeemable preferred stock. This compared with first quarter 2003 net income under GAAP of $483,000, or $0.04 per share on a fully diluted basis, including the effect of $177,000 in interest paid on mandatorily redeemable preferred stock. All outstanding shares of mandatorily redeemable preferred stock were redeemed in connection with AlphaSmart's initial public offering of common stock in February 2004. Accordingly, the company has no further interest or premium obligations.

    Excluding the effects of the interest and premium described above, first quarter 2004 net income (pro forma) was $651,000, or $0.05 per share on a fully diluted basis, compared with $660,000, or $0.06 per share on a fully diluted basis, for the same quarter a year ago.

    As a result of AlphaSmart's initial public offering, the number of weighted average shares outstanding on a fully diluted basis increased to
13.8 million shares for the first quarter of 2004 from 10.9 million shares a year earlier.

    "We are pleased with AlphaSmart's first quarterly results as a public company," said Ketan D. Kothari, chairman, chief executive officer and co-founder. "Order flows in the first quarter trended positively. In an effort to invest in longer-term market opportunities, we increased marketing and sales spending in the first quarter. This decision had the effect of slightly reducing first quarter earnings per share. We believe that we have begun 2004 in a favorable position and look forward to expanding our geographic reach and further penetrating the K-12 education market."

    Forward-Looking Guidance

    "For full year fiscal 2004, AlphaSmart expects net revenue in the range of $42 million to $44 million," said James M. Walker, vice president, chief financial officer and chief operating officer. "We expect GAAP net income per share on a fully diluted basis in the range of $0.31 to $0.35, and pro forma net income per share on a fully diluted basis in the range of $0.36 to $0.40, excluding the effect of the first quarter interest and premium paid on the redemption of mandatorily redeemable preferred stock."

    AlphaSmart plans to conduct a management conference call on first quarter 2004 results at 2:00 p.m. PDT/5:00 p.m. EDT today. This call will be webcast live for all investors on the AlphaSmart website at http://www.shareholder.com/alphasmart/medialist.cfm . In addition, a phone replay of the call will be available at 719-457-0820, access code 590412, through April 21, 2004.

    AlphaSmart intends to discuss financial and other statistical information on today's conference call. This information will also be available on the company's website at http://www.shareholder.com/alphasmart/medialist.cfm , in the webcast described above.

    Use of Non-GAAP Financial Measures

    AlphaSmart believes that the supplemental presentation of net income and net income per share calculations excluding the effects of interest and a premium paid on the redemption of mandatorily redeemable preferred stock provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of events impacted by the company's initial public offering in February 2004 or other infrequent or unusual events. AlphaSmart management also uses pro forma financial measures to plan and forecast results for future periods. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the first quarters of 2004 and 2003, respectively, in the attached financial statements.

    AlphaSmart, Inc.

    AlphaSmart, Inc. is a provider of technology solutions for the education market. AlphaSmart's portable computer-companion products are used by students in 7,500 U.S. school districts to enhance writing, keyboarding and comprehension. Based in Los Gatos, California, AlphaSmart was founded in 1992 by former Apple Computer engineers.

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to (i) the company having no further interest or premium obligations; (ii) our belief that we have begun 2004 in a favorable position; (iii) our belief that having begun 2004 in a favorable position, we can expand our geographic reach and further penetrate the K-12 education market; (iv) our expectations of net revenue and net income per share on a fully diluted basis for full year fiscal 2004. Our expectations and beliefs regarding these matters may not materialize. Actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include fewer teachers and administrators embracing technology solutions and one-to-one computing than we expect; our platforms failing to obtain broad market acceptance; a decline in investment in, or a loss or reduction of funding for, educational institutions; our need to maintain and develop strong brand identity; our potential customers choosing the greater functionality offered by PCs over our platforms; the risk that some government initiatives may not endorse, or be complementary to, our platforms; risks associated with the lack of diversity among our product offerings; our Dana by AlphaSmart platform's dependence on our license with PalmSource; and our dependence on our suppliers, particularly our single-source suppliers, among other risks. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in AlphaSmart's filings with the Securities and Exchange Commission, including its Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission in February 2004. AlphaSmart does not undertake to update any forward-looking statements.

    NOTE: AlphaSmart is a registered trademark of AlphaSmart, Inc. All other trademarks are the property of their respective owners.


                               ALPHASMART, INC.
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                (In thousands)


                                                    March 31,   December 31,
                                                        2004           2003
    ASSETS
    Current assets:
      Cash and cash equivalents                       $7,597         $2,285
      Accounts receivable, net                         5,461          4,405
      Inventory                                        3,238          2,818
      Other current assets                             2,473          1,470
        Total current assets                          18,769         10,978

    Property and equipment, net                          861            709
    Other assets                                         513          2,005

        Total assets                                 $20,143        $13,692

    LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
     AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
      Accounts payable                                $2,985         $1,892
      Accrued liabilities                              2,232          3,957
      Borrowings under loan facility,
       current portion                                    --          2,680
      Other current liabilities                        1,081            701
        Total current liabilities                      6,298          9,230

    Borrowings against line of credit                    873            873
    Borrowings under loan facility,
     net of current portion                               --          1,340
    Other long-term liabilities                          144            166
    Mandatorily redeemable preferred
     stock (Redemption value of $10,335)                  --          9,747
        Total liabilities                              7,315         21,356

    Redeemable convertible preferred stock                --         13,468

    Stockholders' equity (deficit)                    12,828        (21,132)
    Total liabilities, redeemable
     convertible preferred stock and
     stockholders' equity (deficit)                  $20,143        $13,692


                               ALPHASMART, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   (In thousands, except per share amounts)


                                                       Three Months Ended
                                                    March 31,      March 31,
                                                        2004           2003

    Net revenue                                       $8,786         $8,298
    Cost of revenue                                    4,281          4,076

    Gross margin                                       4,505          4,222

    Operating expenses:
      Research and development                           614            761
      Sales and marketing                              1,846          1,411
      General and administrative                         977            986

        Total operating expenses                       3,437          3,158

    Operating profit                                   1,068          1,064

    Other expenses                                      (623)          (260)

    Profit before income taxes                           445            804

    Provision for income taxes                          (382)          (321)

    Net income                                           $63           $483


    Net income per share:
      Basic                                            $0.01          $0.09
      Diluted                                          $0.00          $0.04

    Shares used in computing per share amounts:
      Basic                                           11,630          5,523
      Diluted                                         13,840         10,895


                               ALPHASMART, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (EXCLUDING INTEREST ON MANDATORILY
                         REDEEMABLE PREFERRED STOCK)
                    (In thousands, except per share data)

                                                       Three Months Ended
                                                    March 31,      March 31,
                                                        2004           2003

    Net revenue                                       $8,786         $8,298
    Cost of revenue                                    4,281          4,076

    Gross margin                                       4,505          4,222

    Operating expenses:
      Research and development                           614            761
      Sales and marketing                              1,846          1,411
      General and administrative                         977            986

        Total operating expenses                       3,437          3,158

    Operating profit                                   1,068          1,064

    Other expenses                                       (35)           (83)

    Profit before income taxes                         1,033            981

    Provision for income taxes                          (382)          (321)

    Net income                                          $651           $660

    Net income per share:
      Basic                                            $0.06          $0.12
      Diluted                                          $0.05          $0.06

    Shares used in computing per share amounts:
      Basic                                           11,630          5,523
      Diluted                                         13,840         10,895

    A reconciliation of our pro forma net
     income excluding interest on
     mandatorily redeemable preferred
     stock to our net income under
     generally accepted accounting
     principles is shown below:

    Net income excluding interest on
     mandatorily redeemable preferred stock             $651           $660


    Interest on mandatorily redeemable
     preferred stock                                   (588)          (177)

    Net income as reported                               $63           $483


SOURCE  AlphaSmart, Inc.
    -0-                             04/14/2004
    /CONTACT: investors, James M. Walker, Vice President, Chief Financial Officer and Chief Operating Officer for AlphaSmart, Inc., +1-408-355-1029, or IR@alphasmart.com/
    /Web site:  http://www.alphasmart.com /
    (ALSM)

CO:  AlphaSmart, Inc.
ST:  California
IN:  CPR STW EDU
SU:  ERN ERP CCA